UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 16, 2004

Date of Report (Date of earliest event reported)

Lennar Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11749	95-4337490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue

Miami, Florida 33172

(Address of Principal Executive Offices)

(305) 559-4000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 16, 2004, the Board of Directors of Lennar Corporation (the “Company”) adopted amendments to the Company’s Code of Business Conduct and Ethics to modify or clarify the Company’s policies regarding (1) consequences relating to violations of the Code; (2) compliance with laws, rules and regulations relating to business practices between associates, officers or directors of the Company and any of the Company’s current or prospective vendors, suppliers, contractors or customers, as well as competitors and governmental agencies; (3) conflicts of interest relating to (i) transactions with the Company, (ii) non-Company business, and (iii) gifts, favors or personal incentives; (4) the composition of the Conflicts Committee; (5) procedures relating to confidential and anonymous reporting to the Audit Committee of the Board of Directors; and (6) compliance with policies prohibiting harassment and discrimination in employment. A copy of the Company’s amended Code of Business Conduct and Ethics is included as Exhibit 14.1 to this Current Report on Form 8-K and is available on the Company’s website at www.lennar.com.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description of Document
14.1	Code of Business Conduct and Ethics of Lennar Corporation, as amended on December 16, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2004	Lennar Corporation

	By:	/s/ Bruce E. Gross
	Name:	Bruce E. Gross
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Document
14.1	Code of Business Conduct and Ethics of Lennar Corporation, as amended on December 16, 2004.